EXHIBIT 99.1

Contact:
Patriot Investor Relations
ir@ptsc.com
760-547-2700

Patriot Scientific Corporation Provides Update

CARLSBAD, Calif., August 3, 2011--(PR Newswire)-Patriot Scientific Corporation (OTCBB: PTSC - News) today issued the following letter to all stockholders.

It has been over one year since we filed an action in the Superior Court of the State of California, County of Santa Clara against Technology Properties Limited, LLC, the Company's fellow member in Phoenix Digital Solutions, LLC ("PDS"), concerning the management of the MMP™ portfolio of microprocessor patents, and Alliacense, LLC, the licensing division of TPL (collectively TPL).  This First Amended Complaint ("Complaint") presents allegations against TPL for breach of contract, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, contract interference, constructive fraud, and unjust enrichment, while also seeking declaratory relief over specific contractual disagreements and injunctive relief over activities related to the simultaneous marketing and negotiating of MMP and non-MMP portfolio licenses. The Complaint further seeks an accounting of revenues and expenses charged to the PDS joint venture, while also alleging that TPL engaged in "mixed" licensing activities designed to profit TPL at the expense of the interests of PDS and Patriot.

During much of the intervening time between the filing of our Complaint and now, we have made exhaustive and tireless efforts through discussions with TPL in an attempt to resolve these issues.  We have held firm to the belief that the actions by TPL leading to our filing the Complaint require measures to prevent any inappropriate "mixed" licensing.  For much of these discussions TPL was unwilling to provide Patriot approval rights over MMP licenses entered into, a position we believed to be wholly unreasonable and indicative of an intention to act in a manner that is potentially contrary to 1) the interests of Patriot and our stockholders and 2) a properly managed joint venture.   We believe the licensing of MMP and non-MMP Portfolios creates an inherent conflict of interest, and that TPL has promoted the non-MMP portfolios in a manner that inappropriately diverts resources and revenues.  Fortunately we were granted some control over these activities as a result of the Court’s issuance of a Temporary Restraining Order (TRO).  The TRO, which subsequently became a Preliminary Injunction by agreement with TPL, requires Patriot receive advance notice of licensing terms and provides Patriot with a mechanism to approach the Court over unacceptable licenses before they are executed.  Through our settlement discussions, we have consistently sought a permanent solution to the situation.

We have come to the threshold of settling on more than one previous occasion, only to have TPL fail to finalize an agreement.  So it is with a degree of both regret and resolve that we inform our stockholders we have come to the conclusion that reaching a fair settlement with TPL is unlikely, and that the interests of Patriot and its stockholders will be best achieved through litigation.  The litigation is expected to be a long process, which is why we went to great lengths to first exhaust all potential options for settlement.  Nevertheless, the litigation has continued to proceed in parallel with the settlement discussions and will be aggressively pursued to its conclusion.  Licensees wishing to execute MMP Licenses can continue to do so and should not be deterred from doing so as a result of this litigation. Pursuant to the 2005 Commercialization Agreement, TPL can and is continuing to pursue licenses within the scope of the Preliminary Injunction.  While we are disappointed by the actions of TPL, we believe the extraordinary measures taken by third parties via the USPTO or through infringement litigation are indicative of the continued strength of the MMP Portfolio.

We will provide details on the litigation as circumstances permit.  However, we ask our stockholders to appreciate that we remain under some contractual restrictions in regard to public disclosures pertaining to the MMP Portfolio, and we also wish to avoid any public sharing of information that could impair our litigation strategy.  We regret having to take these measures, but we believe they are in the best long-term interests of Patriot, its stockholders, and our ownership in the MMP Portfolio.

We also wanted to take this opportunity to provide an update on our wholly owned subsidiary, Patriot Data Solutions Group, Inc. (“PDSG”).  We have been cautiously optimistic about PDSG’s future as an integral part of environments requiring standards based information sharing.  Our approach has been to nurture the business while carefully evaluating our level of ongoing support within the context of the revenue generating opportunities we see developing.  While we have observed increased indications of standards based information sharing being embraced by the public safety and justice communities, this market has not developed at the rate we had hoped.  And while we have been pleased by opportunities won through some of our go-to-market partners, we have been disappointed by the overall lack of inroads and productivity achieved.  During the better part of this calendar year we had been in discussions with a prospective joint venture partner in pursuit of a mechanism to further develop business, while sharing some of the future risks and rewards.  While this specific venture did not come to fruition, we are continuing to assess strategic alternatives for the future of PDSG in parallel with our current approach of carefully measured support.

We recently announced several significant developments, including the launch of OpenCDX™.  Sponsored by PDSG, OpenCDX is an open, cloud-based community resource (www.OpenCDX.org), where practitioners and developers involved with Information Sharing for Criminal Justice, Public Safety and other domains in the public sector can leverage and build upon re-usable metadata for driving the development of standards-based data exchanges using community best practices. At the heart of OpenCDX is the CDX Metadata Registry, extracted from PDSG’s Crossflo DataExchange® ExchangeBuilder software and made available at no charge to the community.  For those wishing to take the next steps and fully deploy an information exchange, PDSG is offering cloud-based solutions in both SaaS (Software as a Service) and IaaS (Infrastructure as a Service) delivery models with subscription-based licensing.  Many of the historical barriers to the purchase and deployment of standards based information exchanges can now be reduced or eliminated.  Up-front investment for software and hardware is replaced with flexible subscription terms that can easily be incorporated into existing operating budgets.  At the same time the need for technical expertise and staffing on the customer side is significantly reduced.  While PDSG continues to offer perpetual license based enterprise solutions to larger organizations that demand and can accommodate such purchases, we believe there is a significant portion of the market that can be served through solutions that are turn-key from both a technical and cost perspective.

About Patriot Scientific Corporation

Headquartered in Carlsbad, California, Patriot Scientific Corporation (“PTSC”) is the co-owner of the Moore Microprocessor Patent™ Portfolio licensing partnership with The TPL Group. For more information on Patriot Scientific Corporation, visit: www.ptsc.com.

About Patriot Data Solutions Group

Patriot Data Solutions Group, Inc. (“PDSG”) provides products and solutions that enable mission-critical applications to significantly accelerate the time to value and reduce total cost of ownership for their data-sharing initiatives.  The company’s flagship product, the Crossflo DataExchange® solution, helps link systems together and facilitates secure data sharing for any information exchange initiative in the public safety and criminal justice markets.  The solution has been designed to work directly with a number of national data sharing standards, including NIEM (National Information Exchange Model) and the Global Justice XML Data Model (GJXDM). PDSG has been working with some of the nation’s earliest and most innovative data exchange projects including one of the most advanced statewide data-sharing initiatives to be deployed in the United States.  PDSG is the data-sharing group of Patriot Scientific Corporation, which is headquartered in Carlsbad, California (OTC BB: PTSC). For more information on Patriot Data Solutions Group, visit www.pdsg.com.

About the MMP Portfolio™

The MMP Portfolio patents, filed by The TPL Group in the 1980s, include seven US patents as well as their European and Japanese counterparts, cover techniques that enable higher performance and lower cost designs essential to consumer and commercial digital systems ranging from PCs, cell phones and portable music players to communications infrastructure, medical equipment and automobiles.  The MMP Portfolio patents were co-invented by Charles H. Moore who is known for various contributions to computer chip and micro-processor technologies and design tools.

Safe Harbor Statement: Statements herein which are not purely historical, including statements regarding Patriot Scientific Corporation's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties associated with the litigation with TPL, and the uncertainties relating to the future of our MMP joint-venture and our PDSG subsidiary. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, and seasonality.  Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended May 31, 2010. The company cautions investors not to place undue reliance on the forward-looking statements contained herein. Patriot Scientific Corporation disclaims any obligation, and does not undertake to update or revise any forward-looking statements made herein.